SKYLINE CHAMPION ANNOUNCES FIRST QUARTER FISCAL 2024 RESULTS

Troy, Michigan, August 1, 2023 /Business Wire/ -- Skyline Champion Corporation (NYSE: SKY) (“Skyline Champion”) today announced financial results for its first quarter ended July 1, 2023 (“fiscal 2024”).

First Quarter Fiscal 2024 Highlights (compared to First Quarter Fiscal 2023)

·
Net sales decreased 36.0% to $464.8 million
·
U.S. homes sold decreased 29.3% to 4,817
·
Total backlog decreased 15.7% to $260 million from the sequential fourth quarter
·
Average selling price (“ASP”) per U.S. home sold decreased 8.2% to $89,000
·
Gross profit margin contracted by 370 basis points to 27.9%
·
Net income decreased by 56.2% to $51.3 million
·
Earnings per share (“EPS”) decreased 56.4% to $0.89
·
Adjusted EBITDA decreased 58.9% to $66.8 million
·
Adjusted EBITDA margin contracted by 800 basis points to 14.4%
·
Net cash generated by operating activities of $74.9 million during the quarter

“Skyline Champion’s results for the first quarter of fiscal 2024 met expectations, reflecting continued execution on our operational initiatives as we navigate the current environment and shifts in demand” said Mark Yost, Skyline Champion’s President, and Chief Executive Officer. “On a sequential basis we are seeing orders increase and backlogs return to historically normal levels, while managing production to align with current demand trends. Skyline Champion continues to drive our strategic initiatives to transform homebuilding, generating value for shareholders now and in years to come.”

First Quarter Fiscal 2024 Results

Net sales for the first quarter fiscal 2024 decreased 36.0% to $464.8 million compared to the prior-year period. The number of U.S. homes sold in the first quarter fiscal 2024 decreased 29.3% to 4,817. Volume levels during the quarter were adversely impacted by the timing of community orders and the absence of FEMA-related sales which totaled $82.5 million in the first quarter of last year. The ASP per U.S. home sold decreased 8.2% to $89,000 due to the impact of product mix and the decrease in material surcharges. The number of Canadian factory-built homes sold in the quarter decreased to 221 homes compared to 352 homes in the prior-year period due to softening demand in certain markets.

Gross profit decreased by 43.5% to $129.7 million in the first quarter fiscal 2024 compared to the prior-year period. Gross profit margin was 27.9% of net sales, a 370-basis point contraction compared to 31.6% in the first quarter fiscal 2023. Gross margin contraction is being driven by lower volumes and changes in product mix including the absence of FEMA unit sales versus last year’s first quarter. Improvements in operational capabilities helped maintain the margin profile on a sequential basis despite lower production rates and consumer shifts to smaller less optioned homes.

Selling, general, and administrative expenses (“SG&A”) in the first quarter fiscal 2024 decreased to $70.4 million from $72.3 million in the same period last year. SG&A as a percentage of net sales was 15.2%, compared to 10.0% in the prior year period. SG&A during the quarter reflects lower sales volumes and variable compensation, partially offset by expenses related to acquisitions closed in fiscal 2023 and investments in new capacity.

Net income decreased by 56.2% to $51.3 million for the first quarter fiscal 2024 compared to the prior-year period. The decrease in net income was driven by lower sales in the quarter.

Adjusted EBITDA for the first quarter fiscal 2024 decreased by 58.9% to $66.8 million compared to the first quarter fiscal 2023. Adjusted EBITDA margin for the quarter was 14.4%, compared to 22.4% in the prior-year period.

As of July 1, 2023, Skyline Champion had $797.7 million of cash and cash equivalents, an increase of $50.3 million in the current quarter.

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, August 2, 2023, at 9:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13739924. The replay will be available until 11:59 P.M. Eastern Time on August 16, 2023.

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 7,600 people. With more than 70 years of homebuilding experience and 44 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Skyline Champion provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 31 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures, Adjusted EBITDA and Adjusted EBITDA Margin, which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) non-cash restructuring charges and impairment of assets, (f) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses and idle facilities. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors. However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in its industry. Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Kevin Doherty

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars and shares in thousands)

	July 1, 2023	April 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$797,717	$747,453
Trade accounts receivable, net	50,678	67,296
Inventories, net	196,510	202,238
Other current assets	34,123	26,479
Total current assets	1,079,028	1,043,466
Long-term assets:
Property, plant, and equipment, net	184,259	177,125
Goodwill	196,574	196,574
Amortizable intangible assets, net	42,383	45,343
Deferred tax assets	18,746	17,422
Other noncurrent assets	96,669	82,794
Total assets	$1,617,659	$1,562,724
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$47,218	$44,702
Other current liabilities	198,726	204,215
Total current liabilities	245,944	248,917
Long-term liabilities:
Long-term debt	12,430	12,430
Deferred tax liabilities	6,305	5,964
Other liabilities	62,059	62,412
Total long-term liabilities	80,794	80,806

Stockholders' Equity:
Common stock	1,586	1,585
Additional paid-in capital	524,907	519,479
Retained earnings	775,980	725,672
Accumulated other comprehensive loss	(11,552)	(13,735)
Total stockholders' equity	1,290,921	1,233,001
Total liabilities and stockholders' equity	$1,617,659	$1,562,724

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended
	July 1, 2023	July 2, 2022
Net sales	$464,769	$725,881
Cost of sales	335,096	496,546
Gross profit	129,673	229,335
Selling, general, and administrative expenses	70,439	72,282
Operating income	59,234	157,053
Interest (income) expense, net	(9,301)	90
Other (income)	—	(634)
Income before income taxes	68,535	157,597
Income tax expense	17,266	40,446
Net income	$51,269	$117,151
Net income per share:
Basic	$0.90	$2.06
Diluted	$0.89	$2.04

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Three Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities
Net income	$51,269	$117,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,592	5,616
Amortization of deferred financing fees	69	95
Equity-based compensation	5,428	3,960
Deferred taxes	(997)	1,685
Loss on disposal of property, plant, and equipment	1	6
Foreign currency transaction (gain) loss	(207)	351
Change in assets and liabilities:
Accounts receivable	16,676	(38,141)
Inventories	6,173	(48,855)
Other assets	(6,974)	(11,084)
Accounts payable	1,375	(15,931)
Accrued expenses and other liabilities	(5,548)	32,569
Net cash provided by operating activities	74,857	47,422
Cash flows from investing activities
Additions to property, plant, and equipment	(10,341)	(9,435)
Investment in floor plant loans	(18,466)	—
Proceeds from floor plan loans	3,184	—
Cash paid for acquisition	—	(9,553)
Proceeds from disposal of property, plant, and equipment	8	17
Net cash used in investing activities	(25,615)	(18,971)
Cash flows from financing activities
Changes in floor plan financing, net	—	2,398
Stock option exercises	—	9
Tax payment for equity-based compensation	(961)	(351)
Net cash (used in) provided by financing activities	(961)	2,056
Effect of exchange rate changes on cash, and cash equivalents	1,983	(2,142)
Net increase in cash and cash equivalents	50,264	28,365
Cash and cash equivalents at beginning of period	747,453	435,413
Cash and cash equivalents at end of period	$797,717	$463,778

SKYLINE CHAMPION CORPORATION

RECONCILIAITON OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three Months Ended
	July 1, 2023	July 2, 2022
Net income	$51,269	$117,151
Income tax expense	17,266	40,446
Interest (income) expense, net	(9,301)	90
Depreciation and amortization	7,592	5,616
EBITDA	66,826	163,303
Transaction costs	-	338
Other	-	(973)
Adjusted EBITDA	$66,826	$162,668